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                                  EXHIBIT 5

                            BASS, BERRY & SIMS PLC
                   A Professional Limited Liability Company
                               Attorneys At Law


2700 First American Center                       1700 Riverview Tower
Nashville, Tennessee 37238-2700                  Post Office Box 1509
Telephone (615) 742-6200                         Knoxville, Tennessee 37901-1509
Telecopier (615) 742-6293                        Telephone (423) 521-6200
                                                 Telecopier (423) 521-6234



                              September 6, 1996

National Beverage Corp.
One North University Drive
Ft. Lauderdale, Florida  33318

         Re:     REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the National Beverage Corp. 1991 Omnibus Incentive Plan and the Outside Director Stock Option Agreements (collectively, the "Plans") filed by you with the Securities and Exchange Commission covering 225,000 shares (the "Shares") of common stock, $0.01 par value per share, issuable pursuant to the Plans.

         In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plans, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/Bass Berry & Sims PLC

                                           BASS, BERRY & SIMS PLC